EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Lakeland Bancorp, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2017 filed with the Securities and Exchange Commission (the “Report”), Thomas J. Shara, President and Chief Executive Officer of the Company, and Thomas F. Splaine, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Dated: August 8, 2017

/s/ Thomas J. Shara
Thomas J. Shara, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Thomas F. Splaine
Thomas F. Splaine
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.